Exhibit 99.1
SYNCHRONOSS TECHNOLOGIES, INC.
EXCERPTS FROM PRELIMINARY FINANCING MATERIALS
DATED JANUARY 5, 2017

Unless otherwise indicated or the context otherwise requires, in these excerpts, we use the terms “we,” “us,” “our,” “Synchronoss” and the “Company” to refer to Synchronoss Technologies, Inc. and its subsidiaries, excluding Intralinks Holdings, Inc., we use the term “Intralinks” to refer to Intralinks Holdings, Inc. and its wholly owned subsidiaries. Unless otherwise indicated, Synchronoss’ financials are presented pro forma for the divestiture of certain components of its carrier activation ("BPO") business. References to “LTM” mean the last twelve month period as of September 30, 2016. References to “pro forma” or “PF” mean pro forma for the Transaction, (as defined below). References to the “combined company” refer to the Company assuming the consummation of the Merger, as defined below. References to“Merger Agreement” mean the Agreement and Plan of Merger, dated as of December 5, 2016 and as it may be further amended from time to time, by and among GL Merger Sub, Inc. (“Purchaser”); the term “Merger” mean the proposed aquisition of Intralinks by Synchronoss pursuant to the Merger Agreement. References to “Transactions” means the Merger, payment of related fees and expenses and the following debt financing transactions undertaken in connection with the Merger: the incurrence of indebtedness under a new first lien term loan (the “Term Loan”), and a new revolving credit facility (the “New Credit Facility”), the issuance of senior debt securities and the refinancing of certain of our existing indebtedness. You should not assume that the information set forth below is accurate as of any date other than January 5, 2017.

Additional Information

These excerpts are for the purposes set forth herein only and are not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Intralinks common stock is made only pursuant to an offer to purchase and related materials that Synchronoss and Purchaser filed with the SEC on December 19, 2016 on Schedule TO. Intralinks also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer on December 19, 2016. Intralinks stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Intralinks stockholders and other investors may obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson LLC, the information agent for the offer, at (888) 566-3252, or from Intralinks (with respect to documents filed by Intralinks with the SEC). Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Cautionary statement concerning forward-looking information

These excerpts include “forward-looking statements” that involve risks and uncertainties within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “may,” “believe,” “predict,” “potential,” “continue,” “could,” “should,” “contemplate,” “can,” “estimate,” “intend,” “likely,” “would,” “project,” “seek,” “target,” “anticipate,” “might,” “plan,” “strategy,” “will,” “expect” and similar expressions or variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements are based on the beliefs and assumptions of our management based on information currently available. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or the timing of certain events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements we make as a result of a number of important factors. These important factors include the factors set forth under the caption “Risk Factors” and our “critical accounting policies and estimates” described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Furthermore, such forward-looking statements speak only as of the date of these excerpts.

SYNCHRONOSS TECHNOLOGIES, INC.
EXCERPTS FROM PRELIMINARY FINANCING MATERIALS
DATED JANUARY 5, 2017

Transaction overview

On December 19, 2016, Synchronoss commenced a cash tender offer to acquire all of the outstanding common stock of Intralinks for $13.00 per share at an equity value of $821 million. The transaction, which has been unanimously approved by the board of directors of both companies, is expected to close in the first quarter of 2017, subject to the completion of the tender offer and other customary closing conditions.

Synchronoss has also divested certain components of the carrier activation assets to a newly formed entity, Sequential Technology International LLC (“STI”), for a total purchase price of $146 million. The transaction was structured as a Joint Venture (“JV”), whereby Synchronoss contributed certain components of its carrier activation business, herein referred to as its “BPO” business, and owns 30% of STI. Sequential Technology Holdings, LLC will own the remaining 70% of the JV and financed the purchase of these assets through cash, a new term loan, and a sellers note issued by Synchronoss. As part of the divestiture, Synchronoss has entered into a three year transition services agreement (“TSA”) with STI to support various indirect activities. As part of the TSA Synchronoss will receive an annual payment of approximately $32 million.

Certain Unaudited Condensed Combined Financial Data

The summary unaudited pro forma financial information presented below is based on our condensed combined financial statements, adjusted to give effect to the Transactions. The unaudited condensed combined pro forma statements of income for the year ended December 31, 2015 and the nine months ended September 30, 2016 and 2015 give effect to the Transactions as if they had occurred as of January 1, 2015. The pro forma financial information presented below is unaudited and does not purport to be indicative of the results which actually would have occurred if the Transactions had been consummated as described herein, nor does it purport to represent the future results of operations for future periods. See “Unaudited Pro Forma Condensed Combined Financial Information.” The summary pro forma condensed combined financial information and other data for the twelve months ended September 30, 2016 presented below have been derived, unless otherwise noted, by arithmetically combining (x) the relevant line items for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and (y) the relevant line items for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 and subtracting (z) the relevant line items for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015, in each case included elsewhere in these excerpts. The pro forma financial information should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of Synchronoss' and Intralinks' for the year ended December 31, 2015, the historical unaudited condensed consolidated financial statements and accompanying notes of Synchronoss' and Intralinks' for the nine months ended September 30, 2016 appearing in Synchronoss' and Intralinks' most recent Annual Reports on Form 10-K for the year ended December 31, 2015 and most recent Quarterly Reports on Form 10-Q for the period ended September 30, 2016, the pro forma "Unaudited Condensed Consolidated Financial Information" filed in Form 8K/A on January 5, 2017 and the pro forma financial statements contained in herein in the “Unaudited Pro Forma Condensed Combined Financial Information.”

Non-GAAP Financial Measures Pro Forma Information

Some of these pro forma figures do not represent “pro forma” amounts determined in accordance with the SEC’s rules and regulations, including Article 11 of Regulation S-X, and should not be taken to represent how Synchronoss would have performed on a historical basis had Intralinks' operations been included in the period presented, or how Synchronoss will perform in any future period. These non-GAAP financial measures, as well as the other information in these excerpts should be read in conjunction with Synchronoss' and Intralinks' financial statements appearing elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2016.

This press release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Synchronoss’ management believes these non-GAAP measures provide a greater understanding of ongoing operations and enhance

SYNCHRONOSS TECHNOLOGIES, INC.
EXCERPTS FROM PRELIMINARY FINANCING MATERIALS
DATED JANUARY 5, 2017

comparability of results with prior periods as well as demonstrate the effects of significant gains and charges in the current period. Synchronoss’ management believes that these non-GAAP metrics are useful supplements for it and investors to Synchronoss’ GAAP financial information because these measures exclude significant elements which management believes may not be reflective of Synchronoss’ operating results. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate these measures in an identical manner and, therefore, they are not necessarily an accurate measure of comparison between companies.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(In thousands)

	Nine months ended September 30, 2016
	Historical		Pro Forma Adjustments		Pro Forma Condensed Combined
	Synchronoss [1]	Intralinks

Net revenues	$354,954	$219,088	$—		$574,042
Costs and expenses:					—
Cost of services	143,822	59,007	(23,411)	B	179,418
Research and development	78,408	20,828	(433)	B	98,803
Selling, general and administrative	87,809	147,031	(13,840)	B	221,000
Net change in contingent consideration obligation	7,299	—	—		7,299
Restructuring charges	5,139	—	—		5,139
Depreciation and amortization	74,009	—	60,950	B	134,959
Total costs and expenses	396,486	226,866	23,266		646,618
Loss from operations	(41,532)	(7,778)	(23,266)		(72,576)
Interest income	1,492	—	—		1,492
Interest expense	(5,006)	(3,415)	(18,819)	C	(27,240)
Amortization of Debt Issuance Costs	—	(429)	(1,314)	D	(1,743)
Other expense, net	(186)	(979)	—		(1,165)
Equity method investment earnings	6,736	—	—		6,736
Loss before income tax expense	(38,496)	(12,601)	(43,399)		(94,496)
Income tax benefit (expense)	667	(1,474)	16,926	E	16,119
Net loss	(37,829)	(14,075)	(26,473)		(78,377)
Net loss attributable to noncontrolling interests	(8,836)	—	—		(8,836)
Net loss attributable to Synchronoss	$(28,993)	$(14,075)	$(26,473)		$(69,541)

1 Synchronoss historical amounts per the 8K/A filed on January 5, 2017, which represents Synchronoss pro forma balances after the divestiture of its BPO business.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(In thousands)

	Nine months ended September 30, 2015
	Historical		Pro Forma Adjustments		Pro Forma Condensed Combined
	Synchronoss [1]	Intralinks

Net revenues	$306,904	$204,869	$(15,031)	A	$496,742
Costs and expenses:					—
Cost of services	109,665	57,189	(23,888)	B	142,966
Research and development	68,472	19,107	(430)	B	87,149
Selling, general and administrative	58,872	147,072	(13,865)	B	192,079
Net change in contingent consideration obligation	—	—	—		—
Restructuring charges	5,090	—	—		5,090
Depreciation and amortization	51,221	—	61,633	B	112,854
Total costs and expenses	293,320	223,368	23,450		540,138
Income (loss) from operations	13,584	(18,499)	(38,481)		(43,396)
Interest income	1,483	—	—		1,483
Interest expense	(4,208)	(3,323)	(22,588)	C	(30,119)
Amortization of Debt Issuance Costs	—	(429)	(1,385)	D	(1,814)
Other expense, net	(601)	(989)	—		(1,590)
Equity method investment earnings	7,210	—	—		7,210
Income (loss) before income tax expense	17,468	(23,240)	(62,454)		(68,226)
Income tax (expense) benefit	(8,599)	(1,164)	24,357	E	14,594
Net income (loss)	8,869	(24,404)	(38,097)		(53,632)
Net income (loss) attributable to noncontrolling interests	—	—	—		—
Net income (loss) attributable to Synchronoss	$8,869	$(24,404)	$(38,097)		$(53,632)

1 Synchronoss historical amounts per the 8K/A filed on January 5, 2017, which represents Synchronoss pro forma balances after the divestiture of its BPO business.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(In thousands)

	Year ended December 31, 2015
	Historical		Pro Forma Adjustments		Pro Forma Condensed Combined
	Synchronoss [1]	Intralinks

Net revenues	$428,117	$276,153	$(15,031)	A	$689,239
Costs and expenses:					—
Cost of services	155,143	75,966	(31,601)	B	199,508
Research and development	91,430	25,790	(573)	B	116,647
Selling, general and administrative	88,411	197,595	(18,524)	B	267,482
Net change in contingent consideration obligation	760	—	—		760
Restructuring charges	5,090	—	—		5,090
Depreciation and amortization	72,152	—	81,963	B	154,115
Total costs and expenses	412,986	299,351	31,265		743,602
Income (loss) from operations	15,131	(23,198)	(46,296)		(54,363)
Interest income	2,047	—	—		2,047
Interest expense	(5,711)	(4,435)	(29,458)	C	(39,604)
Amortization of Debt Issuance Costs	—	(571)	(1,847)	D	(2,418)
Other income (expense), net	372	(1,335)	—		(963)
Equity method investment earnings	8,482	—	—		8,482
Income (loss) before income tax expense	20,321	(29,539)	(77,601)		(86,819)
Income tax (expense) benefit	(7,785)	(845)	30,265	E	21,635
Net income (loss)	12,536	(30,384)	(47,336)		(65,184)
Net income attributable to noncontrolling interests	6,052	—	—		6,052
Net income (loss) attributable to Synchronoss	$6,484	$(30,384)	$(47,336)		$(71,236)

1 Synchronoss historical amounts per the 8K/A filed on January 5, 2017, which represents Synchronoss pro forma balances after the divestiture of its BPO business.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 1—Basis of Presentation

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2016 and 2015 and for the year ended December 31, 2015, reflect Synchronoss’ results of operations as if the Merger had occurred on January 1, 2015.

We have accounted for the Merger using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we have used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

These unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with:

I.
The audited consolidated financial statements and the accompanying notes and Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in Synchronoss' Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and

II.
The unaudited consolidated condensed financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Synchronoss’ Form 10-Q for the nine months ended September 30, 2016.

III.
The unaudited pro forma condensed consolidated financial statements and the accompanying unaudited pro forma consolidated supplemental cash flow data in Synchronoss' Form 8K/A as filed on January 5, 2017.

The unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what Synchronoss’ results of operations would have been had the Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered representative of Synchronoss’ future results of operations.

In accordance with Article 11 of SEC Regulation S-X, the unaudited pro forma condensed combined financial statements reflect adjustments to the extent they are directly attributable to the Merger, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s results of operations.

The “Historical Synchronoss” column in the unaudited pro forma condensed combined financial statements reflects Synchronoss’ historical financial statements for the periods presented and does not reflect any adjustments related to the Merger and related events.

The “Historical Intralinks” column in the unaudited pro forma condensed combined financial statements reflects Intralinks' historical financial statements for the periods presented and does not reflect any adjustments related to the Merger and related events.

The “Pro Forma Adjustments” were developed based on Synchronoss' assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Intralinks based on preliminary estimates of fair value. The final purchase price allocation will differ from what is currently reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the Merger. The final purchase price allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Additionally, the Merger and related transaction costs will be funded primarily by new debt consisting of a $900 million Term Loan, cash proceeds from the Sequential Technology transaction and cash and cash equivalents on hand. The interest rates and other key terms of the new debt may differ from what is currently reflected in the unaudited pro forma condensed combined financial information after the new debt arrangements are finalized.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 2—Preliminary Allocation of Merger Consideration

Pursuant to the Merger Agreement, Synchronoss will pay $13.00 per share, or $821 million, in cash, to acquire all outstanding equity interests of Intralinks, assuming consummation of the Merger.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values as if the Merger occurred on January 1, 2015:

Preliminary purchase price allocation:
Working capital	$50,858
Property, plant and equipment	16,245
Capitalized software, net	39,798
Customer relationships	105,170
Developed technology	210,341
Goodwill	474,545
Deferred taxes	(126,204)
Deferred revenue	9,565
Total consideration, net of cash acquired	780,318
Cash acquired	40,682
Total purchase consideration	$821,000

The purchase price is preliminary and the purchase price will not be final until the Company has completed the valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Note 3—Sources and Uses of Proceeds

The Merger, assuming consummation, will be financed primarily by new debt consisting of a $900 million Term Loan, cash proceeds from the Sequential Technology transaction and cash and cash equivalents on hand. The tables below provide an estimate of the sources and uses of cash as of the assumed closing date:

Sources of proceeds
(in millions)
Synchronoss balance sheet cash (9.30.16)	$140
Intralinks balance sheet cash (9.30.16)	48
Proceeds from BPO business divestiture	17
Term Loan	900
$1,105
Use of proceeds
Intralinks equity purchase price	$821
Estimated financing and M&A fees	40
Existing Synchronoss credit facility	38
Existing Intralinks term loan	76
Existing Intralinks equipment financing	4
Call premium on existing Intralinks term loan	2
Cash to balance sheet	124
$1,105

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 4—Pro Forma Adjustments

A.Adjustments to reflect the deferred revenue fair value adjustment related to the preliminary purchase price allocation as described in Note 2.

B.Adjustments to reflect reclassifications of depreciation and amortization to conform with Synchronoss' accounting policy for depreciation and amortization and increases in amortization of intangible assets as noted below:

	Nine months ended September 30,
Intralinks Historical Information:	2016	2015	December 31, 2015
Amortization of intangibles:
Cost of revenue	$6,389	$6,248	$8,331
Sales and Marketing	10,648	10,648	14,197
General and administrative	1,108	1,065	1,421
Total amortization	18,145	17,961	23,949

Intralinks depreciation:
Cost of revenue	4,248	3,416	4,762
Sales and Marketing	985	918	1,246
General and administrative	608	750	1,009
Product development	433	430	573
Total depreciation	6,274	5,514	7,590

Amortization of capitalized software costs:
Cost of revenue	12,774	14,224	18,508
Sales and Marketing	163	117	162
General and administrative	328	367	489
Total amortization of capitalized software costs	13,265	14,708	19,159
Total depreciation and amortization	$37,684	$38,183	$50,698

Reclassification amounts:
Cost of services	$23,411	$23,888	$31,601
Selling, general and administrative	13,840	13,865	18,524
Research and development	433	430	573
	$37,684	$38,183	$50,698

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

For the nine months ended September 30, 2016:	Cost	Life in Years	Amortization
Customer relationships	$105,170	8	$9,860
Developed technology	210,341	5	31,551
Reclassification of depreciation and amortization			37,684
Less: historical amortization of Intralinks			(18,145)
Adjustment to amortization expense			$60,950

For the nine months ended September 30, 2015:
Customer relationships	$105,170	8	$9,860
Developed technology	210,341	5	31,551
Reclassification of depreciation and amortization			38,183
Less: historical amortization of Intralinks			(17,961)
Adjustment to amortization expense			$61,633

For the year ended December 31, 2015:
Customer relationships	$105,170	8	$13,146
Developed technology	210,341	5	42,068
Reclassification of depreciation and amortization			50,698
Less: historical amortization of Intralinks			(23,949)
Adjustment to amortization expense			$81,963

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

C.Adjustments to reflect interest expense related to the $900 million 7 year Term Loan as noted below:

For the nine months ended September 30, 2016:	Amount	Expected Rate	Interest
Term loan	$755,357	4.000%	$22,661
Revolver- unused commitment fee	212,500	0.375%	598
			23,259
Less: Synchronoss commitment fee on current revolver			(272)
Less: Synchronoss interest expense on current revolver			(753)
Less: Intralinks interest expense on term loan			(3,415)
Total interest expense adjustment			$18,819

For the nine months ended September 30, 2015:
Term loan	$851,786	4.000%	$25,554
Revolver- unused commitment fee	212,500	0.375%	598
			26,152
Less: Synchronoss commitment fee on current revolver			(241)
Less: Intralinks interest expense on term loan			(3,323)
Total interest expense adjustment			$22,588

For the year ended December 31, 2015:
Term loan	$835,714	4.000%	$33,429
Revolver- unused commitment fee	212,500	0.375%	797
			34,226
Less: Synchronoss commitment fee on current revolver			(333)
Less: Intralinks interest expense on term loan			(4,435)
Total interest expense adjustment			$29,458

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

D.Adjustments to reflect the amortization of the debt issuance costs related to the $900 million Term Loan as noted below:

For the nine months ended September 30, 2016:	Amount	Expense
Estimated debt financing fees	$17,331	$1,880
Less: Synchronoss debt financing fee on current revolver		(137)
Less: Intralinks debt financing fee on term loan		(429)
Total debt financing amortization adjustment		$1,314

For the nine months ended September 30, 2015:
Estimated debt financing fees	$17,331	$1,880
Less: Synchronoss debt financing fee on current revolver		(66)
Less: Intralinks debt financing fee on term loan		(429)
Total debt financing amortization adjustment		$1,385

For the year ended December 31, 2015:
Estimated debt financing fees	$17,331	$2,506
Less: Synchronoss debt financing fee on current revolver		(88)
Less: Intralinks debt financing fee on term loan		(571)
Total debt financing amortization adjustment		$1,847

E.The pro forma tax adjustments reflect the benefits from income tax, which were estimated using the applicable effective rate.

SYNCHRONOSS TECHNOLOGIES, INC.
SUPPLEMENTAL UNAUDITED NON-GAAP PRO FORMA FINANCIAL INFORMATION
(In thousands)

Adjusted EBITDA

We define adjusted EBITDA as GAAP net income (loss) plus (i) depreciation and amortization expense, income tax expense (benefit), other (income) expense, interest (income) expense, stock based compensation, restructuring charges, net change in contingent consideration, deferred compensation earn-out, deferred revenue write down and revenue related to the TSA, less (ii) equity method investment earnings.

Financing Adjusted EBITDA

We define financing adjusted EBITDA as adjusted EBITDA less capitalized software costs.

Non-GAAP Revenue

We define non-GAAP revenue as GAAP revenues adjusted for deferred revenue write-downs and revenue related to the TSA.

Intralinks Holdings, Inc.	Year ended December 31,			Nine months ended September 30,
	2013	2014	2015	2015	2016

GAAP net income	$(15,278)	$(26,496)	$(30,384)	$(24,404)	$(14,075)
Income tax (benefit) expense	(5,349)	(1,765)	845	1,164	1,474
Other expense, net	239	1,746	1,335	989	979
Amortization of debt issuance costs	358	579	571	429	429
Interest expense, net	4,136	4,202	4,435	3,323	3,415
Depreciation and amortization	20,864	25,627	26,749	20,222	19,539
Amortization of intangible assets	23,644	23,791	23,949	17,961	18,145
Stock-based compensation	8,286	10,384	11,560	8,932	8,288
Adjusted EBITDA	36,900	38,068	39,060	28,616	38,194

Less: capitalized software costs	20,495	27,076	25,440	18,594	19,108
Financing adjusted EBITDA	$16,405	$10,992	$13,620	$10,022	$19,086

SYNCHRONOSS TECHNOLOGIES, INC.
SUPPLEMENTAL UNAUDITED NON-GAAP PRO FORMA FINANCIAL INFORMATION
(In thousands)

Synchronoss Technologies, Inc.	Year ended December 31,			Nine months ended September 30,
	2013	2014	2015	2015	2016

GAAP revenue	$225,368	$307,301	$428,117	$306,904	$354,954
Deferred revenue write-down	3,460	1,299	1,260	692	11,384
Revenue from TSA	32,000	32,000	32,000	24,000	24,000
Non-GAAP revenue	260,828	340,600	461,377	331,596	390,338

GAAP net income	(7,000)	4,137	12,536	8,869	(37,829)
Income tax (benefit) expense	(8,178)	(542)	7,785	8,599	(667)
Other (income) expense, net	(217)	(441)	(372)	601	186
Interest expense	3,178	3,430	5,711	4,208	5,006
Interest income	(2,646)	(1,265)	(2,047)	(1,483)	(1,492)
Depreciation and amortization	41,126	55,956	72,152	51,221	74,009
EBITDA	26,263	61,275	95,765	72,015	39,213

Equity method investment earnings	(4,442)	(8,860)	(8,482)	(7,209)	(6,736)
Stock-based compensation	23,638	27,363	29,723	19,753	23,809
Acquisition and restructuring charges	6,920	2,938	22,623	13,673	34,484
Net change in contingent consideration obligation	(5,324)	1,799	760	—	7,299
Deferred revenue write-down	3,460	1,299	1,260	692	11,384
Deferred compensation earn-out	909	1,783	—	—	—
TSA	32,000	32,000	32,000	24,000	24,000
Adjusted EBITDA	$83,424	$119,597	$173,649	$122,924	$133,453

SYNCHRONOSS TECHNOLOGIES, INC.
SUPPLEMENTAL UNAUDITED NON-GAAP PRO FORMA FINANCIAL INFORMATION
(In thousands)

						Pro Forma
	LTM Q3 2016			Synergies[2]		Condensed
	Synchronoss	Intralinks	TSA[1]	Core	Combined	Combined

GAAP Net Income	$(34,162)	$(20,055)	$22,400	$28,000	$28,000	$24,183

Income tax (benefit) expense	(1,481)	1,155	9,600	12,000	12,000	33,274
Equity method investment earnings	(8,009)	—	—	—	—	(8,009)
Other (income) expense, net	(787)	1,325	—	—	—	538
Amortization of debt issuance costs	—	571	—	—	—	571
Interest expense, net	4,453	4,527	—	—	—	8,980
EBIT	(39,986)	(12,477)	32,000	40,000	40,000	59,537

Depreciation and amortization	94,940	26,066	—	—	—	121,006
Amortization of intangible assets	—	24,133	—	—	—	24,133
EBITDA	54,954	37,722	32,000	40,000	40,000	204,676

Stock-based compensation	33,779	10,916	—	—	—	44,695
Restructuring charges	43,434	—	—	—	—	43,434
Net change in contingent consideration obligation	8,059	—	—	—	—	8,059
Deferred Revenue write-down	11,952	—	—	—	—	11,952
Adjusted EBITDA	152,178	48,638	32,000	40,000	40,000	312,816
Capitalized software costs	—	(25,954)	—	—	—	(25,954)
Financing Adjusted EBITDA	$152,178	$22,684	$32,000	$40,000	$40,000	$286,862

1 As part of the divestiture, Synchronoss has entered into a three year TSA with STI to support various indirect activities and will be receiving annual payments of approximately $32 million.

2 Represents annual synergies expected as a result of Synchronoss fourth quarter of 2016 restructuring as well as the combined reductions and cost cutting initiatives resulting from the Merger.